FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 9, 2002 (herein called this "Amendment"), is entered into by and among CALPINE CORPORATION, a Delaware corporation (herein called the "Company"), the various financial institutions listed on the signature page hereof (the "Lenders") THE BANK OF NOVA SCOTIA ("Scotiabank"), as joint administrative agent and funding agent (in such capacity, the "Agent") and CITICORP USA, INC. ("CUSA"), as Joint Administrative Agents (in such capacity, together with Scotiabank, the "Administrative Agents").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company, the Lenders and the Administrative Agents have heretofore entered into a certain Credit Agreement, dated as of March 8, 2002 (herein called the "Credit Agreement"); and

     WHEREAS, the Company, the Lenders and the Administrative Agents now desire to amend the Credit Agreement in certain respects, as hereinafter provided,

     WHEREAS, the Company has requested that the Lenders consent to certain corporate mergers, and subject to the terms and provisions hereinafter set forth, the Lenders have agreed to do so;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company, the Lenders and the Administrative Agents hereby agree as follows:

     SECTION 1. The Administrative Agents and the Required Lenders do hereby consent to the corporate reorganizations described on Schedule 1.1 hereto.

     SECTION 2. The Credit Agreement is hereby amended as follows:

     (a) The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

          "Applicable Margin" means, in the case of any Base Rate Loan, LIBO Rate Loan or L/C Advance maintained under the Revolving Loan Commitment, a rate per annum determined by reference to the Borrower's Credit Rating as follows:

                                                 Revolving Loans
                                  Applicable Base                Applicable LIBO
     Borrower's Credit Rating       Rate Margin                    Rate Margin
     Level 1                        1.50%                          2.50%
     Level 2                        1.75%                          2.75%
     Level 3                        2.00%                          3.00%
     Level 4                        2.25%                          3.25%
     Level 5                        2.75%                          3.75%

     The applicable Level for the Borrower shall be determined by reference to the definition of the term "Borrower's Credit Rating." The Applicable Margin for any Term B Loan maintained as a LIBO Rate Loan shall be 3.75% and the Applicable Margin for any Term B Loan maintained as a Base Rate Loan shall be 2.75%. Notwithstanding anything to the contrary herein, if at the time of the Borrowing of Term B Loans hereunder, the Applicable Margin for any Term B Loan shall have been increased or decreased from the rates set forth in the preceding sentence in accordance with Section 11.1, the Applicable Margin for Revolving Loans as set forth above shall be increased or decreased by a corresponding amount.

          "Asset Sale" means any sale, transfer, lease or other disposition described in Section 8.2.10(c).

          "Available Investment and Leaseback Basket" means, as of any date, an amount equal to 3% of the consolidated tangible assets of the Borrower and its Subsidiaries as of the end of the most recent fiscal quarter.

          "CNGC" means,  prior to the CNGC  Restructuring,  Calpine  Natural Gas
     Company   LP,  a  Delaware   limited   partnership,   and  after  the  CNGC
     Restructuring, Calpine Natural Gas Company, a Delaware corporation.

          "CNGH" means, prior to the CNGC Restructuring, Calpine Natural Gas Holdings, Inc., a Delaware corporation, and after the CNGC Restructuring, Calpine Natural Gas Holdings, LLC, a Delaware limited liability company, and in either case, a direct, Wholly-Owned Subsidiary of the Borrower.

          "Dedicated Assets" means, collectively, the Domestic Gas Reserves, the Canadian Gas Reserves, all property owned by Calpine Holdings and any of its Subsidiaries, all property owned by CCEC and any of its Subsidiaries (other than Calpine Canada Power Holdings Ltd. and its Subsidiaries), all property owned by the Incremental Pledged Subsidiaries and any of their Subsidiaries, the final 25% of the Borrower's indirect equity ownership interest in the holding company which owns the Whitbey Energy Centre, the Island Energy Centre and the Calgary Energy Centre, the property subject to the Pledge Agreements, the First Amendment Pledge Agreements, the Note Pledge Agreement, the Deeds of Trust, the Assignment Agreement, and all other property and interests pledged as collateral security for the Obligations. The Dedicated Assets shall be ratably available under the Pledge Agreement, the First Amendment Pledge Agreements, the Note Pledge Agreement, the Deeds of Trust and the Assignment Agreement to secure the Obligations under this Agreement and the Existing Credit Agreement.

          "Dedicated Subsidiary" means CCEC and each of its Subsidiaries, Calpine Holdings (and any successor thereto) and each of its Subsidiaries, CNGH and each of its Subsidiaries, and each of the Incremental Pledged Subsidiaries and each of their respective Subsidiaries.

          "Loan  Document"  means  this   Agreement,   the  Notes,   the  Pledge
     Agreements, the First Amendment Pledge Agreements, the Note Pledge Agreement, the Guaranty, the Deeds of Trust, the Assignment Agreement, the Hazardous Materials Indemnity, the Fee Letter, and each other relevant agreement, document or instrument delivered in connection therewith.

          "Required Lenders" means, at any time, Lenders owed or holding (a) if the Revolving Loan Commitments shall not have been terminated, at least 51% of the aggregate of all Term B Loans then outstanding, all unfunded Term B Loan Commitments, all Revolving Loans then outstanding, all Letter of Credit Outstandings on such date, and all unfunded Revolving Loan
     Commitments or (b) if the Revolving Loan Commitments shall have been terminated, at least 51% of the aggregate amount of all Loans and L/C Advances then outstanding.

          "Term B Loan Commitment Termination Date" means the earliest of

               (a) June 8, 2002;

               (b) the date on which the Term B Loan Commitments of the Term B Lenders are terminated in full or reduced to zero in accordance with
          Section 2.2; and

               (c) the date on which any Commitment Termination Event occurs.

          Upon the occurrence of any event described above, the Term B Loan Commitments shall terminate automatically and without further action.

     (b) There shall be added to Section 1.1 of the Credit Agreement, the following terms in appropriate alphabetical sequence:

          "CES"  means  Calpine  Energy  Services,   L.P.,  a  Delaware  limited
     partnership.

          "CNGC  Restructuring"  means the series of  transactions  described on
     Schedule 1.1 hereof, pursuant to which the assets of CNGC will be merged with and into the Borrower.

          "First Amendment Pledge Agreements" means the pledge agreements executed and delivered pursuant to the First Amendment to Credit Agreement dated as of May 9, 2002, among the parties hereto, as such agreements may be amended, supplemented, restated or otherwise modified from time to time, which will cover all equity interests in each of the Incremental Pledged Subsidiaries held by the Borrower.

          "Incremental  Dedicated  Assets"  all  property  owned  by  any of the
     Incremental Pledged Subsidiaries and by each of their respective Subsidiaries. The Incremental Dedicated Assets shall be available under the First Amendment Pledge Agreements to secure the Obligations under this Agreement and the Existing Credit Agreement, and all Net Cash Proceeds therefrom shall be applied as provided in Sections 3.1.1 and 3.1.2.

          "Incremental Pledged Subsidiaries" means each of the Subsidiaries listed on Section A of Schedule III hereof.

          "Note Pledge Agreement" means the pledge agreement executed and delivered by the Borrower pursuant to the First Amendment to Credit Agreement dated as of May 9, 2002 among the parties hereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time, which will pledge to the Agent the promissory notes described in Section 8.1.10.

          "Permitted Sale" means any individual sale, transfer, lease, contribution or conveyance of a portion of the Domestic Gas Reserves (together with related tangible personal property) having a value, according to the most recent, year-end report evaluating the Domestic Gas Reserves prepared by an independent petroleum engineer acceptable to the Agent (an "Engineering Report"), of less than $5,000,000; provided however, that the aggregate value of all Permitted Sale(s) in any one calendar year shall not exceed five percent (5%) of the value, according to the most recent Engineering Report, of all proven categories of oil and gas reserves then comprising the Domestic Gas Reserves. Solely for purposes of the preceding sentence, the value of such oil and gas reserves shall be determined using net future cash flow, discounted at ten percent (10%), using the forward strip, NYMEX pricing as of December 31, 2001 for Permitted Sales for the calendar year ending December 31, 2002, and the forward strip, NYMEX pricing as of each succeeding calendar year end for Permitted Sales in the immediately succeeding calendar year, and in each case other assumptions reasonably acceptable to the Agent.

     (c) Section 2.1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          Section 2.1.1. Term B Loan Commitment. On not more than three dates prior to the Term B Loan Commitment Termination Date, each Term B Lender severally will make loans in U.S. Dollars (relative to such Lender, its "Term B Loan") to the Borrower equal to such Lender's Term Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Borrower to be made on such day. The Commitment of each Term B Lender described in this Section 2.1.1 is herein referred to as its "Term B Loan Commitment". On the Term B Commitment Termination Date, the Term B Loan Commitment shall terminate, and any portion of the Term B Loan Commitment Amount that is not borrowed on such date shall be extinguished. No amounts paid or prepaid with respect to Term B Loans may be reborrowed.

     (d) Section 2.1.2 of the Credit Agreement is hereby amended by inserting the following sentence immediately following the first sentence thereof:

     "The Commitment of each Revolving Lender described in this Section 2.1.2 to make Revolving Loans is herein referred to as its "Revolving Loan Commitment".

     (e) Clause (a) of Section 2.2.2 of the Credit Agreement is hereby amended by inserting the phrase "(other than Incremental Dedicated Assets)" after the words "Dedicated Assets" in the fourth line thereof and by replacing the reference therein to Section 8.2.10(b) with a reference to Section 8.2.10(c).

     (f) Clause (e) of Section 3.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(e) shall, upon the receipt of Net Available Cash from an Asset Sale of any Incremental Dedicated Asset, make a written offer to the Term B Lenders to prepay the Term B Loans (and reduce the Term B Loan Commitment Amount) by an amount equal to one hundred percent (100%) of such Net Available Cash; provided, however, that the Borrower may, at its discretion retain (and as a consequence of such retention, there shall be excluded from such mandatory offer) up to an aggregate of $300,000,000 of such Net Available Cash from the sale of uninstalled turbines and equipment and provided, further, that the Borrower may, at its discretion retain (and as a consequence of such retention, there shall be excluded from such mandatory offer) an additional amount of such Net Available Cash equal to
     (w) the Net Available Cash from the sale of the De Pere project in Wisconsin and of the Borrower's minority interest in the Lockport energy project in New York plus (x) the Net Available Cash realized from the transactions described in Section C1 of Schedule III (other than any Net Available Cash realized from any transaction among or between the Borrower and any Affiliates thereof or among or between any of the Borrower's Affiliates) plus (y) the Available Investment and Lease Basket minus the aggregate amount of all obligations of each Incremental Subsidiary and each Subsidiary thereof permitted by clause (y) of the last sentence of Section
     8.2.3 and then outstanding, to the extent (and only to the extent) that an amount equal to such retained Net Available Cash is reinvested (i) in power projects directly owned by the Borrower or a Dedicated Subsidiary or (ii) in oil or gas reserves directly owned by the Borrower or a Dedicated
     Subsidiary within 365 days of such asset sale. Such offer shall be transmitted by facsimile and by overnight courier to each Term B Lender and shall be deemed received on the Business Day following transmittal. Each Term B Lender shall have three Business Days following its receipt of such offer to submit a written response to the Borrower's prepayment offer, and if any Term B Lender shall not have responded by the close of business on the third Business Day, it shall be deemed to have accepted such offer. Payment shall be made to all Term B Lenders that have accepted the prepayment offer on the fourth Business Day following their receipt of the offer from the Borrower. If any Term B Lender elects not to accept its pro rata share of the proceeds from a particular Asset Sale of Incremental Dedicated Assets, such proceeds shall be applied to ratably prepay the Revolving Loans and the loans under the Existing Credit Agreement (without any corresponding reduction of the Revolving Commitment Amount, the Revolving Loan Commitments or the commitments under the Existing Credit Agreement). Upon the repayment in full of all Term B Loans, all Net Available Cash from any Asset Sale of any Incremental Dedicated Assets shall be applied to ratably prepay the Revolving Loans and the loans under the Existing Credit Agreement (without any corresponding reduction of the Revolving Commitment Amount, the Revolving Loan Commitments or the commitments under the Existing Credit Agreement). Upon the conversion of any non-cash proceeds realized from any Asset Sale of Incremental Dedicated Assets (whether received by the Borrower or any Subsidiary) to cash, the principal amount of such cash proceeds and any interest attributable thereto shall be deemed to be Net Available Cash from Incremental Dedicated Assets and applied by the Agent as provided in this clause (e);

     (g) Clause (f) of Section 3.1.1 of the Credit Agreement is hereby amended by inserting the phrase "(other than Incremental Dedicated Assets)" after the words "Dedicated Assets" and by replacing the period at the end thereof with "; and".

     (h)  There  shall be added to the  Credit  Agreement  a new  clause  (g) to
Section 3.1.1 reading in its entirety as follows:

          "(g) shall, if a debt rating of BB- or better has not been given to the Loans by S&P on or before May 30, 2002, prepay all Term B Loans then outstanding on June 1, 2002."

     (i) The reference in the final sentence of Section 4.5 to "Section 8.2.10(b)(iii)" is hereby deleted and a reference to "Section 8.2.10(c)" is substituted therefor.

     (j) Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 6.2. Term B Loan Borrowing. The obligations of the Term B Lenders to fund each Borrowing of the Term B Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.2; provided, that on the Term B Loan Commitment Termination Date, the Term B Loan Commitments shall expire.

     (k) Subsection (a) of Section 6.3.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.7) and in each other Loan Document (excluding the representations and warranties set forth in the Deeds of Trust except to the extent that a breach thereof would reasonably be expected to cause a Material Adverse Effect) shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

     (l) Clause (c) of Section 8.1.1 of the Credit Agreement is hereby amended by adding the following clause immediately prior to the end thereof: "and a certificate, executed by an Authorized Officer of the Borrower, showing a computation of the amounts described in clauses (w), (x) and (y) and subsections
(i) and (ii) of Section 3.1.1(e) and in clauses (x) and (y) of the last sentence of Section 8.2.3 as of the end of such period."

     (m) Section 8.1.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Section 8.1.4 Insurance.

          (a) Except as provided in Section 8.1.4(b), the Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

          (b) With respect to the Domestic Gas Reserves, the Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained the insurance required by the Deeds of Trust.

     (n) Section 8.1.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 8.1.10. Intercompany Notes. On or before the tenth day following the initial funding of Term B Loans, the Borrower shall cause all Indebtedness then owing from any of its Dedicated Subsidiaries to be evidenced by a non-recourse secured promissory note and pledged to the Agent, pursuant to the Note Pledge Agreement, as collateral security for the Obligations, and the Borrower will, promptly upon the creation of any additional Indebtedness owing from any of its Dedicated Subsidiaries that has not been evidenced by a non-recourse secured note pledged to the Agent, cause such Indebtedness to be evidenced by a promissory note and pledged to the Agent, pursuant to the Note Pledge Agreement, as collateral security for the Obligations. It is understood and agreed that (i) upon the conversion to equity of all Indebtedness owing from a Dedicated Subsidiary to the Borrower or the repayment of all Indebtedness from a Dedicated Subsidiary to the Borrower, the promissory note of such Dedicated Subsidiary shall be released from the Note Pledge Agreement and cancelled and (ii) subject to the approval of the Agent (not to be unreasonably withheld), the Borrower may substitute new non-recourse secured promissory notes for promissory notes previously pledged to the Agent. If all of the Indebtedness owing from a Dedicated Subsidiary to the Borrower shall be converted to equity, not later than ten days thereafter the Borrower shall pledge to the Agent such equity interest and deliver to the Agent the stock certificate, if any, evidencing such interest together with duly executed stock powers, in blank.

     (o) Section 8.1.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 8.1.11 Ownership Interests. CNGH shall at all times directly or indirectly own 100% of all equity interests of CCEC, which shall, in turn, directly or indirectly own 100% of the equity interests in Calpine Canada Natural Gas Partnership and Calpine Saltend Energy Centre, PLC. Calpine Canada Natural Gas Partnership shall at all times own all of the Canadian Gas Reserves. The Borrower shall at all times own 100% of the equity interests of CNGH. After the completion of the transactions described in Section 8.1.9, CNGH shall at all times own 100% of the equity interests of Calpine Holdings. Calpine Holdings shall at all times own 100% of the equity interests of CCFCI.

     (p) There shall be added to the Credit Agreement a new Section 8.1.12 reading in its entirety as follows:

          SECTION 8.1.12 Incremental Domestic Gas Reserves. The Borrower shall cause all acquisitions of additional Domestic Gas Reserves after May 1, 2002 to be made by the Borrower or by a Dedicated Subsidiary.

     (q) Clause (a) of Section 8.2.2 of the Credit Agreement is hereby amended by adding the following immediately prior to the end thereof: "and any Indebtedness evidenced by promissory notes pledged to the Agent pursuant to the Note Pledge Agreement".

     (r) Clause (e) of Section 8.2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(e) Indebtedness of one or more Subsidiaries of the Borrower incurred solely to finance the development, construction or purchase of, or repairs, expansions, enhancements, improvements or additions to, the assets of one or more Subsidiaries so long as (i) the principal amount of any such Indebtedness (x) for development of existing gas reserves does not exceed an aggregate of $50,000,000 for any such existing reserves or (y) for expansions, enhancements, improvements or additions to an existing asset which has already achieved commercial operation does not exceed an aggregate of $60,000,000 for any single financing or series of related financings for such asset (exclusive of up to $250,000,000 of Indebtedness for the expansion of the energy center at Zion, Illinois) and (ii) recourse for any such Indebtedness is limited solely (A) to the asset or assets being financed or to the assets of CES, (B) to such Subsidiaries themselves, where the asset or assets being financed constitute all or substantially all of the assets of such Subsidiaries (each, a "Special Purpose Subsidiary"), and/or (C) to the stock or other direct or indirect ownership interests in such Special Purpose Subsidiaries;"

     (s) The penultimate sentence of Section 8.2.2 of the Credit Agreement is hereby amended by adding the following proviso immediately prior to the end thereof:

     "and provided further that in no event shall any Incremental Pledged Subsidiary or any Subsidiary thereof incur any Indebtedness of the type permitted by clause (f) of this Section 8.2.2 after May 1, 2002."

     (t) The last sentence of Section 8.2.3 of the Credit Agreement is hereby amended by adding the following clause immediately prior to the end thereof:

     "and in no event shall any Incremental Pledged Subsidiary or any Subsidiary thereof create any Liens of the type permitted by clause (m) of this
     Section 8.2.3 after May 1, 2002 other than (x) Liens incurred in connection with transactions described in Section C1 of Schedule III and (y) Liens securing obligations to the extent of the Available Investment and Leaseback Basket minus the aggregate amount retained by the Borrower pursuant to clause (y) of the second proviso of the carry-over sentence in
     Section 3.1.1(e)."

     (u) Subsection (c) of Section 8.2.5 of the Credit Agreement is hereby amended by adding the following immediately prior to the end thereof: "and Investments by the Borrower of the assets of CES in Persons that are neither Subsidiaries of the Borrower nor Investment Joint Ventures of the Borrower in connection with the establishment of a trading joint venture or similar arrangement".

     (v) Subsection (i) of clause (b) of Section 8.2.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (i) make any payment or prepayment of principal of, or make any payment of interest on, any Senior Notes or any Subordinated Debt on any day other than the stated date for such payment or prepayment set forth in the documents and instruments memorializing any Senior Notes or such Subordinated Debt, or which would violate the subordination provisions of any such Subordinated Debt; provided, that the Borrower may so pay or prepay all or a portion of the Senior Notes if either (A) both before and after giving effect thereto, no Default shall have occurred or be continuing and there are no Loans outstanding hereunder or (B) both before and after giving effect thereto, no Default shall have occurred and be continuing and the aggregate amount of all such prepayments shall not exceed 50% of aggregate Net Equity Proceeds received by the Borrower from and after March 8, 2002.

     (w) Subsection (b) of Section 8.2.9 of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

     "provided, further, that if any Dedicated Subsidiary shall merge with any other Subsidiary, such Dedicated Subsidiary shall be the continuing Person following such merger; and provided further, that if any Dedicated Subsidiary shall liquidate or dissolve voluntarily into, or merge into, the Borrower, the assets or stock of such Dedicated Subsidiary shall be pledged by the Borrower as collateral security for the Obligations and the obligations of the Borrower under the Existing Credit Agreement".

     (x) Subsection (d) of Section 8.2.9 of the Credit Agreement is hereby amended by deleting the period at the end thereof and by adding the following at the end of such subsection:

     "provided, however, that if any Dedicated Subsidiary shall merge with any Restricted Subsidiary that is not a Dedicated Subsidiary, such Dedicated Subsidiary shall be the continuing Person following such merger; and

     (y) Section 8.2.9 of the Credit Agreement is hereby further amended by adding a new subsection (e) thereto as follows:

          "(e) a Subsidiary may consolidate with, or merge into or with, another Person to the extent otherwise permitted under Section 8.2.10."

     (z) Section 8.2.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 8.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person other than to the Borrower or a Restricted Subsidiary, unless

          (a) such sale, transfer, lease, contribution or conveyance is (i) in the ordinary course of its business, (ii) permitted by Section 8.2.9 or
     (iii) of CES or its Subsidiaries or any of their respective assets; or

          (b) in the event such sale, transfer, lease, contribution or conveyance involves the Domestic Gas Reserves, such sale, transfer, lease, contribution or conveyance is, individually and taken together with all prior sales, transfers, leases, contributions or conveyances within the same calendar year, a Permitted Sale; or

          (c) such sale, transfer, lease, contribution or conveyance is not covered by clauses (a) or (b) above and (i) the Borrower or its Subsidiary receives consideration at the time of such sale, transfer, lease, contribution or conveyance at least equal to the fair market value of assets being sold, transferred, leased, contributed or conveyed, (ii) at least sixty percent (60%) of the consideration received by the Borrower or such Subsidiary is in the form of cash or cash equivalents, (iii) in the case of any such sale, transfer, lease, contribution or conveyance by a Subsidiary that is not an Incremental Pledged Subsidiary, an amount equal to 100% of Net Available Cash therefrom is either reinvested in Additional Assets of a Dedicated Subsidiary within 365 days of such Asset Sale or applied by the Borrower as provided herein to prepay the Loans and the loans outstanding under the Existing Credit Agreement, so long as any Net Available Cash from Dedicated Assets (other than Incremental Dedicated Assets) is applied by the Borrower as provided in Section 2.2.2 and (iv) in the case of any such sale, transfer, lease, contribution or conveyance by an Incremental Pledged Subsidiary, an amount equal to 100% of Net Available Cash therefrom is applied by the Borrower as provided in Section 3.1.1(e).

     (aa) There shall be added to the Credit Agreement a new Section 10.9 reading in its entirety as follows:

          SECTION 10.9 Collateral Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.1, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Agent at any time, the Required Lenders will instruct the Agent to release its interest in particular types or items of property, pursuant to this Section 10.9.

     (bb) Clause (g) of Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(g) release any Lien created by a Loan Document shall be effective without the consent of Lenders having at least 75% of the aggregate of all Term B Loans then outstanding, all unfunded Term B Loan Commitments, all Revolving Loans then outstanding, all Letter of Credit Outstandings on such date, and all unfunded Revolving Loan Commitments, except that no such consent shall be required to the extent that the sale or other disposition of the asset subject to the Lien is permitted hereunder and the proceeds thereof are applied as required by this Agreement;"

     (cc) Item 7.12 ("Environmental Matters") of the Disclosure Schedule is hereby amended by adding thereto those items set forth on Schedule 7.12 attached hereto.

     (dd) There shall be added to the Credit Agreement a new Schedule 1.1 in the form of Schedule 1.1 attached hereto.

     (ee) There shall be added to the Credit Agreement a new Schedule III in the form of Schedule III attached hereto.

     SECTION 3. By their execution hereof, each of the undersigned Lenders hereby waives the conditions precedent set forth in Section 6.2.1, 6.2.4 and
6.2.5 of the Credit Agreement with respect to the initial funding of the Term B Loans to the extent, but only to the extent, that that such funding shall have occurred on or before May 10, 2002. If the initial funding of the Term B Loans shall not have occurred by May 10, 2002, the waivers granted herein shall terminate at 12:00 midnight, eastern daylight time, on such date.

     SECTION 4. To induce the Lenders and the Administrative Agents to enter into this Amendment, the Company hereby reaffirms, as of the date hereof, its representations and warranties contained in Article VII of the Credit Agreement (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows: (i) The execution and delivery of this Amendment, and the performance by the Company of its obligations hereunder, are within the Company's corporate powers, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any agreement binding upon the Company;

          (ii) As of the date of this Amendment, the Company owns all of the equity interests in Calpine Holdings and CNGH and CNGH owns all of the equity interests in CNGC;

          (iii) This Amendment is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

          (iv) No Default has occurred and is continuing and no Default will result from the execution and delivery of this Amendment.

     SECTION 5. The effectiveness of this Amendment is conditioned upon receipt by the Administrative Agents of all the following documents, each in form and substance satisfactory to the Administrative Agents:

          (i) This Amendment duly executed by the Company and the Required Lenders;

          (ii) The First Amendment Pledge Agreements duly executed and delivered by the Company to pledge the shares of the corporations described on Section A of Schedule III owned by the Company and the membership interests of CNGH and the other limited liability companies described on Section A of
     Schedule III owned by the Company;

          (iii) Documentation sufficient to satisfy the Administrative Agent that the corporate reorganization described on Schedule 1.1 is complete;

          (iv) The Agent shall have received confirmation that all of the Domestic Gas Reserves shall have been transferred to the Borrower and that the other requirements of Section 8.1.8 shall have been satisfied on or before the date of the requested Borrowing;

          (v) The Note Pledge Agreement duly executed by the Borrower to pledge the intercompany notes described in Section 8.1.10 of the Credit Agreement;

          (vi) The Agent and Term B Lead Arrangers shall have received confirmation that the debt rating given to the Loans and then in effect from Moody's shall be Ba3 or better;

          (vii) The Agent shall have received opinions, dated the date of the Effective Date and addressed to the Agent and all Lenders, from Lisa Bodensteiner, Esq., general counsel of the Borrower, and Covington & Burling, special counsel to the Borrower, substantially in the form of Exhibits B-1 and B-2; and

          (viii) The Agent shall have received such other documents as the Administrative Agents shall have reasonably requested.

     SECTION 6. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     SECTION 7. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 8. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. All obligations of the Company and rights of the Lenders and the Administrative Agents expressed herein shall be in addition to and not in limitation of those provided by applicable law. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     SECTION 9. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

     SECTION 10. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agents and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agents and the successors and assigns of the Lenders and the Administrative Agents.

     SECTION 11. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN
CONNECTION WITH THIS AMENDMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                         CALPINE CORPORATION


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         THE BANK OF NOVA SCOTIA, as
                                         Administrative Agent and Lender


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         CITICORP USA, INC.,
                                         as Administrative Agent and Lender


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         BAYERISCHE LANDESBANK GIROZENTRALE


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         BANK OF AMERICA, NATIONAL ASSOCIATION.


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                        CREDIT SUISSE FIRST BOSTON, CAYMAN
                                        ISLANDS BRANCH


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        TORONTO DOMINION (TEXAS) INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        DEUTSCHE BANK TRUST COMPANY AMERICAS


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        ING CAPITAL LLC


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                                                    SCHEDULE 1.1

                                     STEP 1

                               Calpine Corporation
                                   ("Calpine")



         1,000 Shares of                                         1,000 Shares of
           Common Stock                                            Common Stock


                  Calpine Natural                       Calpine Natural
                    Gas GP, Inc.,                      Gas Holdings, Inc.
                  ("Calpine GP")                         ("Holdings")


         1% GP Interest                                          99% LP Interest



                        Calpine Natural Gas Company, L.P.
                                    ("CNGC")



CNGC will convert from a Delaware limited partnership to a Delaware corporation ("Conversion #1") and will change its name to Calpine Natural Gas Company. Conversion #1 will be effective at 11:57 p.m., Eastern Time ("ET"), on the date of the Conversion (the "Conversion Date"). By virtue of Conversion #1, the 1% general partner interest (the "GP Interest") held by Calpine GP and the 99% limited partner interest (the "LP Interest") held by Holdings will be converted into 10 shares of common stock and 990 shares of common stock in the converted corporation, respectively.

                                     STEP 2

                                     Calpine




         1,000 Shares of                                         1,000 Shares of
           Common Stock                                            Common Stock



                  Calpine GP                            Holdings



         10 Shares of                                              990 shares of
         Common Stock                                              Common Stock



                                      CNGC



Holdings will convert from a Delaware corporation to a Delaware limited liability company ("Conversion #2") and will change its name to Calpine Natural Gas Holdings, LLC. Conversion #2 will be effective at 11:57 p.m., ET, on the Conversion Date. By virtue of Conversion #2, the 1,000 shares of common stock held by Calpine (the "Holdings Stock") will be converted into 100% of the limited liability company interest in the converted LLC (the "Membership Interest").

                                     STEP 3

                                     Calpine




             100%                                                   100%
         Common Stock                                        Membership Interest

                                    Merger #1

                  Calpine GP                            Holdings



         10 Shares of                                              990 shares of
         Common Stock                                              Common Stock



                                      CNGC



Calpine GP will merge with and into Calpine ("Merger #1"), with Calpine acquiring in Merger #1 the 10 shares of CNGC stock held by Calpine GP. Merger #1 will be effective at 11:58 p.m., ET, on the Conversion Date.

                                     STEP 4

                                     Calpine




         10 Shares of                                               100%
         Common Stock                                        Membership Interest

                                      Stock
                                  Distribution

                                                        Holdings



                                                                   990 shares of
                                                                   Common Stock



                                      CNGC



To avoid having to obtain Calpine stockholder approval for Merger #2 in Step 5, Holdings will distribute its 990 shares of CNGC stock to Calpine. The stock distribution will be effective at 11:58 p.m., ET, on the Conversion Date.

                                     STEP 5

                                     Calpine


                                    Merger #2


         1,000 Shares of                                            100%
           Common Stock                                      Membership Interest




                  CNGC                                  Holdings



In order to move the assets held by CNGC to Calpine by operation of law rather than assignment, CNGC will merge with and into Calpine ("Merger #2"). Merger #2 will be effective at 11:59 p.m., ET, on the Conversion Date.

                                     STEP 6

                                                        Calpine




                                      100%
                                   Membership
                                    Interest




                                                        Holdings



Calpine Corporation will enter into the 2002 credit restructuring, under which it will mortgage the assets it receives from Calpine Natural Gas Company in Merger #2.

                                                                    SCHEDULE III

A.   Direct Subsidiaries to be pledged.

     1.   Calpine CCFC II Holdings, Inc.
     2.   Calpine Central, Inc.
     3.   Calpine Eastern Corporation
     4.   Calpine Dighton, Inc.
     5.   CPN Auburndale, Inc.
     6.   Calpine Auburndale, Inc.
     7.   Calpine Gordonsville, Inc.
     8.   Calpine Rumford, Inc.
     9.   Calpine Rumford I, Inc.
     10.  Calpine Tiverton, Inc.
     11.  Calpine Tiverton I, Inc.
     12.  Calpine Northeast Marketing, Inc.
     13.  Calpine Marketing, LLC
     14.  Venture Acquisition Company
     15.  Calpine Northbrook Energy Corporation of Maine, Inc.
     16.  Androscoggin Energy, Inc.
     17.  Calpine Project Holdings, Inc.
     18.  Calpine Sumas, Inc.
     19.  Northwest Cogeneration, Inc.
     20.  Calpine King City 1, Inc.
     21.  Calpine King City 2, Inc.
     22.  Calpine Gilroy 1, Inc.
     23.  Calpine Gilroy 2, Inc.
     24.  Sutter Dryers, Inc.
     25.  Anacapa Land Company LLC
     26.  Calpine Metcalf EPC, Inc.
     27.  Goldendale Energy, Inc.
     28.  CPN MEC Holdings, LLC
     29.  Bellingham Cogen, Inc.
     30.  GATX/Calpine-Agnews, Inc.
     31.  Calpine Agnews, Inc.
     32.  Calpine Pittsburgh, LLC
     33.  CPN Blue Spruce Holdings, LLC
     34.  Calpine Power Company
     35.  Calpine Vapor, Inc.
     36.  Modoc Power, Inc.
     37.  Santa Rosa Energy Company
     38.  Geysers Finance Company
     39.  Calpine Thermal Power, Inc.
     40.  Calpine Calistoga Holdings, LLC
     41.  Calpine Operations Management Company, Inc.
     42.  Calpine Fuels Corporation
     43.  CPN Pipeline Company
     44.  Calpine Sonoran Pipeline LLC
     45.  Calpine c*Power, Inc.
     46.  WRMS Engineering, Inc.
     47. Calpine Cogeneration Corporation (80% ownership interest) -- see Section B below
     48.  Chippokes Energy Center, LLC
     49.  Palmetto Energy Center, LLC
     50.  Warnerville Energy Center, LLC
     51.  CPN Cascade, Inc.
     52.  CPN Telephone Flat, Inc.
     53.  Anderson Springs Energy Company
     54.  Calpine Sonoma, Inc.
     55.  South Point Energy Center LLC
     56.  Los Esteros Critical Energy Center, LLC
     57.  Calpine California Holdings, Inc.
     58.  Calpine Eastern Holdings, Inc.

B.   Restrictions   on  Calpine   Corporation's   Ability  to  Pledge.   Calpine
     Cogeneration   Corporation   -  pledge   of   shares   comprising   Calpine
     Corporation's 80% ownership interest would require prior consent of the owner of the shares comprising the remaining 20% interest (NRG); such consent is not to be unreasonably withheld. Calpine shall use commercially reasonable efforts to obtain such consent and pledge its 80% ownership interest and shall, in any event, execute such pledge documentation by December 20, 2002.

C.   Subsidiaries that may be released.

     1. To the extent the shares (or other indicia of ownership) of the following Subsidiaries have been pledged by the Company, such shares will be released upon the completion of financing or sale/leaseback transactions in connection with the projects owned by such
          Subsidiaries:

          CPN Acadia, Inc., subsidiary of Calpine Central, Inc. Zion Energy Center LLC, subsidiary of Calpine CCFCII Holdings, Inc. Calpine Oneta Power, LP, subsidiary of Calpine CCFCII Holdings, Inc. Calpine King City Cogen, LLC, subsidiary of Calpine King City 1, Inc. and Calpine King City 2, Inc. Calpine California Holdings, Inc. Auburndale Peaker Energy Center, LLC, subsidiary of Calpine Eastern Corp. CPN Bethpage 3rd Turbine, Inc., subsidiary of Calpine Eastern Corp.

          It is understood that the shares of the foregoing Subsidiaries may, with prior written notice to the Administrative Agents, be transferred to another Incremental Pledged Subsidiary to facilitate the completion of any such financing or sale/leaseback transaction.

     2. The shares of Calpine GP, Inc. (general partner of Calpine Natural Gas Company LP) will be released upon the closing of the First Amendment to the Credit Agreement.

     3. The shares of Calpine Natural Gas Holdings, Inc. (limited partner of Calpine Natural Gas Company, LP) will be released upon the closing of the First Amendment to the Credit Agreement.

     4. On or before June 8, 2002, the stock of Calpine CCFC Holdings, Inc. shall be transferred to Calpine Natural Gas Holdings, LLC.

                                                                   SCHEDULE 7.12




     1. Alvin, Texas -- A horizontal separator tank ruptured in July 2001, resulting in a personal injury claim filed by Alonzo Cruz, one of the GT Oilfield Repair employees injured in the incident. Named Defendants are Calpine Natural Gas Company L.P. and Dickey Cox (d/b/a Cox Gauging Service). It is alleged that Cox was negligent in the operation of a pressure valve at the facility, and that Calpine Natural Gas Company L.P. failed to maintain a safe work environment. Both GT Oilfield Repair and Cox Gauging were independent contractors at the site. Calpine Natural Gas Company L.P. is being defended and indemnified by GT Oilfield Repair, pursuant to a contractual indemnity. At this juncture, there is no workers' compensation lien against Calpine Natural Gas Company L.P.

     Mortgagor has to date spent $600,000 total on this site ($300,000 on replacement of damaged equipment and $300,000 on environmental containment, removal, and remediation). There is a gas well that is currently shut-in that needs to be redrilled (estimated cost $1,000,000) or plugged and abandoned (estimated cost $200,000). The property itself is bordered on two sides by residential areas.

     2. ARCO plant site, South Texas -- This property was acquired by Mortgagor pursuant to an acquisition of Pioneer assets. Mortgagor has to date spent $180,000 to remediate the contaminated soil and pond water, with the possibility of an additional $70,000 needed to complete the work.

     3. Westfield, New York -- This involves a 2500 sq. ft tract, to which Mortgagor holds title. The estimated cost to excavate and remove the contaminated soil is $25,000. Mortgagor will then attempt to sell the remediated tract to the buyer that previously purchased the surrounding property from TGX (n/k/a Mortgagor).

     4. West Drakes Bay, Louisiana -- Mortgagor is currently in negotiations with a potential buyer for this property, which is currently not producing. If the property is not sold, there will be plugging and abandonment costs of approximately $200,000 for the well and platform.

     5. San Juan Basin, New Mexico -- Mortgagor acquired some open pits in connection with an acquisition from Robert L. Bayless Producer, LLC. This should be resolved completely in the near future for a minimal amount. The bedrock in the area is close to the surface, with the result that the borderline contamination is well contained. Mortgagor has the full support of local environmental authorities.

     6. Rio Vista Field, California -- Schuler Homes has made a claim against Mortgagor for excavation and disposal of contaminated soil near an old open sump pit. Representatives from Mortgagor met with Amerada Hess, who accepted its contractual responsibility and is currently handling the claim.

     7. Clayton Field, Texas -- Pursuant to a pending sale by Kinder Morgan to Kopono Energy of an easement, due diligence uncovered a two feet deep plume of old condensate on top of groundwater. Initial sampling revealed that the plume did not extend to property owned by Mortgagor. Recent tests confirm that it is remote that Mortgagor has any potential responsibility for this plume. In the unlikely event that Mortgagor does bear some liability, it is unknown at this time what the remediation costs would be.

     8. Rio Vista Field, California -- Pursuant to an acquisition of Vintage Petroleum, Inc., Mortgagor sublet a field office back to Vintage. This field office was allegedly surrounded by arsenic contaminated rock. An investigation was conducted by Entrix in March 2001. Chevron (a former property owner) hired Entrix, and appears to be accepting responsibility for any contamination. Mortgagor has not been informed of the test results.

     Additionally at this site, there are several dozen joints of pipe that contain an asbestos coating that are segregated on a pipe rack. The asbestos coating is in a nonfriable state, and does not pose any environmental risk at this time. The estimated cost for moving this pipe to an approved offsite landfill is $7- $10,000, which will be accomplished shortly.